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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                        March 24, 1997
        Date of Report (Date of earliest event reported)

                        RISER FOODS, INC.
     (Exact name of registrant as specified in its charter)

   Delaware                   1-9914              34-1570363
(State or other             (Commission          (IRS Employer
jurisdiction of                File              Identification
incorporation)                Number)                 No.)


5300 Richmond Road, Bedford Heights, Ohio            44146
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (216) 292-7000

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ITEM 5:   OTHER EVENTS


     On February 28, 1997, Rini-Rego Supermarkets, Inc. (the "Company"), a subsidiary of Riser Foods, Inc., gave the following Notice of Redemption to the holders of the Company's 9 3/4% Subordinated Debentures due December 30, 2001, Cusip 766878AB8 ("Debentures"):

     NOTICE IS HEREBY GIVEN THAT pursuant to the Optional Redemption provisions of Article iv of the Indenture, dated as of May 12, 1986 between Rini-Rego Supermarkets, Inc. (formerly Fisher Foods, Inc.) and Star Bank, N.A. (formerly The First National Bank of Cincinnati) Trustee, $13,092,000 principal of the captioned Debentures, are called for redemption on March 31, 1997, at the principal amount thereof without premium. The Debentures to be redeemed bear interest at 9 3/4% and have a maturity date of December 30, 2001. This is a full call of all outstanding Bonds.

     The Debentures described herein will be redeemed in full as indicated upon surrender of each Debenture at Star Bank, N.A., 425 Walnut Street, M.L. 5155, 6th Floor, Cincinnati, Ohio 45202. Interest on the Debentures designated for redemption will cease to accrue from and after March 31, 1997.

     No representation is made as to the correctness of the CUSIP number either as printed on the Debentures or as contained herein and reliance may be placed only on the identification number.

     You are required to furnish your tax identification number or Social Security number when presenting your Debenture for redemption. Failure to provide a number will necessitate withholding of Federal Income Tax in an amount equal to 31% of the gross proceeds from the redemption as required under the Interest and Dividend Tax Compliance Act of 1983.
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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RISER FOODS, INC.
                                   (Registrant)



March 24, 1997                     By:/s/ Anthony C. Rego
                                   Anthony C. Rego
                                   Chairman of the Board and
                                   Chief Executive Officer



March 24, 1997                     By:/s/ Ronald W. Ocasek
                                   Ronald W. Ocasek
                                   Senior Vice President,
                                   Chief Financial Officer
                                   and Treasurer